Exhibit 10.3

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is executed as of the 26th day of February, 2010 (the “Effective Date”), by and between FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), having an address at 8000 Maryland Avenue, Suite 1400, St. Louis, Missouri 63105, and BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company (“Borrower”), with its office at 22 Chicago Avenue, Freeport, Illinois 61032-4230.

Recitals

The following recitals are a material part of this Amendment:

A. Lender and Borrower are parties to that certain Loan Agreement dated as of May 9, 2008, as amended by that certain First Amendment to Loan Agreement dated December 23, 2008, and as further amended by that certain Second Amendment to Loan Agreement dated November 25, 2009 (as further amended, modified and/or restated from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

B. Lender has provided Loans to Borrower in the aggregate maximum amount of $29,650,000.00 pursuant to the Loan Agreement, which Loans are evidenced by (i) that certain Construction/Term Loan Note dated May 9, 2008 in the amount of $24,650,000 executed by Borrower in favor of Lender and (ii) that certain Revolving Credit Loan Note dated May 9, 2008 in the amount of $5,000,000 executed by Borrower in favor of Lender.

C. Lender and Borrower hereby agree that the Loan Agreement is amended under the terms and conditions contained herein.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan Agreement.

(a) Section 3.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Construction/Term Loan. The principal amount and accrued interest of the Construction/Term Loan Note shall be due and payable on the dates and in the manner hereinafter set forth: (i) from the Effective Date until March 31, 2009, Borrower shall make monthly payments of accrued interest on the first (1st) day of each calendar month, with the first such monthly payment of interest commencing on June 1, 2008, (ii) on April 1, 2009, Borrower shall make a payment of principal in the amount of $205,417, plus accrued interest, (iii) commencing May 1, 2009 through and including June 1, 2010, Borrower shall make monthly payments of accrued interest on the first (1st) day of each calendar month, (iv) commencing July 1, 2010 and on the first (1st) day of each month thereafter, Borrower shall make equal monthly payments of principal in the amount of $135,803.00, plus accrued interest, (v) Borrower shall make the mandatory principal payments at such times and in such amounts required under Section 3.2(e) below, and (vi) on the Construction/Term Loan Maturity Date, the entire outstanding principal balance and accrued interest on the Construction/Term Loan Note shall be due and payable.”

(b) Section 3.2(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Annual Cash Flow Recapture. In addition to the other payments required above, Borrower shall make an annual principal payment on the outstanding balance of the Construction/Term Loan Note, during the term of this Agreement, in amounts equal to (i) fifty percent (50%) of Borrower’s Excess Cash Flow with respect to each fiscal year of Borrower until such time as Borrower has repaid an aggregate principal amount from Excess Cash Flow, separate and apart from all required principal payments, of $2,458,154 (“50% Excess Cash Flow Amount”), and thereafter (ii) twenty-five percent (25%) of Borrower’s Excess Cash Flow (“25% Excess Cash Flow Payment”). Such mandatory principal payments are to be made within ten (10) Business Days following the due date for delivery by Borrower to Lender of the annual financial statements required by Section 7.12(a)(iii) hereof, and each such payment shall be applied to the installments of principal due under the Construction/Term Loan Note in the inverse order of their maturities until payment thereof in full.”

(c) Section 7.12 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.12 Additional Documents and Information.

(a) Reporting Requirements. Borrower shall furnish the following to Lender:

(i) Monthly Financial Statements. As soon as available and in any event within twenty (20) days after the end of each month of each fiscal year of Borrower, provide an unaudited and internally prepared financial statement of Borrower certified by Borrower’s chief financial officer;

(ii) Quarterly Covenant Compliance Certificates. Commencing with the fiscal quarter ending December 31, 2010, as soon as available and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a consolidated compliance certificate, in the form attached hereto as Exhibit G, setting forth (A) detailed written calculations for such quarter or as of the last day of such quarter, as appropriate, computing Borrower’s compliance (or failure of compliance) with each of the financial covenants set forth in Section 7.33 below, (B) a restatement by reference of each of the representations and warranties contained in Section 4 hereof (or providing detailed information why any such representation or warranty cannot be restated), and (C) a certification that no Default or Event of Default exists as of the date of such certificate, or if any Default or Event of Default exists, providing detailed information concerning the nature of all existing Defaults or Events of Default, which such compliance certificate shall be certified by Borrower and by Borrower’s chief financial officer or president;

(iii) Audited Year-End Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, final audited financial statements (as described above but including a statement of changes in financial position) as of the end of such fiscal year of Borrower, prepared by independent certified accountants reasonably satisfactory to Lender and a copy of any management, operation or other letter or correspondence from such accountant to Borrower in connection therewith;

(iv) Annual Tax Returns. As soon as available, but in any event within one hundred twenty (120) days following the end of each calendar year, copies of current annual tax returns of Borrower;

(v) Intentionally Omitted;

(vi) Borrower Reports. As soon as available, copies of all reports, financial information and other information which is required to be distributed to any member under the terms of the Borrower’s Operating Agreement;

(vii) Borrowing Base Certificates. Furnish to Lender within fifteen (15) days of the end of each calendar month until all obligations of Borrower to Lender under the Revolving Credit Loan have been fully satisfied and no longer remain outstanding, as determined by Lender in its sole discretion, a Borrowing Base Certificate in the form of Exhibit H hereto, showing, as of the last day of each month, the Borrowing Base;

(ix) Accounts Receivable. As soon as available and in any event within fifteen (15) days after each calendar month, Borrower shall deliver to Lender an aging report with respect to accounts receivable and a listing of accounts payable;

(x) Intentionally Omitted;

(xi) Other. Such other information respecting the condition or operations, financial or otherwise, of Borrower or the Improvements, as Lender may reasonably request from time to time.

All financial statements described in clauses (i), (ii), and (iii) shall be prepared in accordance with GAAP, except that unaudited financial statements shall be subject to normal year-end audit adjustments, and need not contain footnotes.

(b) Intentionally Omitted.

(d) Section 7.14(b)(ii)(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(B) no such dividends and distributions shall be made until Lender has received from Borrower the entire amount of the 50% Excess Cash Flow Amount owed to Lender by Borrower under Section 3.2(e) hereof, and then such dividends and distributions shall be permitted only in an amount and to the extent (i) that Borrower’s Fixed Charge Coverage Ratio (measured in accordance with Section 7.33 of this Agreement) would not be less than 1.50 to 1.00 after taking into the calculation both the amount of the dividends and distributions to be made and all 25% Excess Cash Flow Payments made pursuant to Section 3.2(e) hereof, and (iii) no Default or Event of Default would result after giving effect to such dividend and/or distribution;

(e) Section 7.33(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Minimum Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending December 31, 2010 and continuing each fiscal quarter thereafter, Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00. The Fixed Charge Coverage Ratio shall be measured quarterly at the end of each fiscal quarter, on a rolling four-quarter basis.”

(f) Section 7.33(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Maximum Funded Debt to EBITDA Ratio. Commencing with the fiscal quarter ending December 31, 2010, and measured each fiscal quarter thereafter, Borrower shall maintain a Funded Debt to EBITDA Ratio of not more than the following:

The Quarters Ending:	Required Ratio:
December 31, 2010 through September 30, 2011	5.0 to 1.0

December 31, 2011 through September 30, 2012	4.5 to 1.0

December 31, 2012 through September 30, 2013	4.0 to 1.0

December 31, 2013 through September 30, 2014	3.5 to 1.0

December 31, 2014 and thereafter	3.0 to 1.0

The Funded Debt to EBITDA Ratio shall be measured quarterly, on a rolling four-quarter basis.”

(g) A new subsection (c) is hereby added in its entirety to Section 7.33 of the Loan Agreement as follows:

“(c) Minimum Required EBITDA. For the period from January 1, 2010 through June 30, 2010, Borrower shall achieve an EBITDA, calculated as of June 30, 2010, of at least $1,200,000.”

(h) Section 8.1(gg) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(gg) If the Merger is not fully completed by end of the business day March 15, 2010.”

(i) A new Section 8.1(hh) is hereby added to the Loan Agreement in its entirety as follows:

“(hh) If all the REG Ventures Subordinated Indebtedness is not converted to equity interests in Borrower on or before the end of the business day March 31, 2010. All documentation required to give effect to such conversion shall first be approved in writing by the Lender in its sole discretion.”

(j) A new Section 10.20 is hereby added to the Loan Agreement in its entirety as follows:

“10.20 Name Change. Notwithstanding anything to the contrary set forth herein, Lender and Borrower consent to a change in Borrower’s name, upon closing of the Merger, from “Blackhawk Biofuels, LLC” to “REG Danville, LLC”.”

(k) Exhibit G to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit G in the form attached hereto.

SECTION 2. Amendment to Loan Documents. The Loan Documents are hereby modified as necessary to reflect the amendments set forth in Section 1 hereof.

SECTION 3. No Claims. Borrower acknowledges that there are no existing claims, defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any liens in favor of the Lender securing payment of obligations and indebtedness between Borrower and Lender.

SECTION 4. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

SECTION 5. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) The Recitals in this Amendment are true and correct in all respects.

(b) Borrower has the company power, and has been duly authorized by all requisite company action, to execute and deliver this Amendment and to perform its obligations hereunder and thereunder. This Amendment has been duly executed and delivered by Borrower.

(c) This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and (ii) applicable laws and regulations and principles of equity which may restrict the enforcement of certain remedies or the availability of certain equitable remedies.

(d) Borrower’s execution, delivery and performance of this Amendment does not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject; (ii) conflict with or result in a breach of Borrower’s Articles of Organization or Operating Agreement or any agreement or instrument to which Borrower is party or by which Borrower or its properties is bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether now owned or hereafter acquired, other than liens in favor of Lender.

(e) The obligation of Borrower to repay the Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

SECTION 6. Effect and Construction of Amendment. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; or

(b) waive or impair any rights, powers or remedies of Lender under the Loan Documents.

In the event of any inconsistency between the terms of this Amendment and the Loan Agreement or any of the Loan Documents, this Amendment shall govern. Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

SECTION 7. Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective until:

(a) Lender shall have received this Amendment duly executed along with both Consents of Guarantor attached hereof;

(b) Lender shall have received notification from the IFA that the IFA has agreed and consented, without reservation, to all the terms of this Amendment to the extent the IFA’s consent and agreement is required under the IFA Guaranty Documents;

(c) Lender shall have received payment of the fees and costs required herein and under the Loan Agreement; and

(d) Lender has received such other and further documents as Lender shall have reasonably requested prior to the date hereof, all in form and substance satisfactory to Lender and its counsel.

SECTION 8. Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

SECTION 9. Miscellaneous.

(a) Borrower agrees to execute such other and further documents and instruments as Lender may reasonably request to implement the provisions of this Amendment and to perfect and protect the liens and security interests created by the Loan Agreement.

(b) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

(c) The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

(d) This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(e) Any notices with respect to this Amendment shall be given in the manner provided for in the Loan Agreement.

(f) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

(g) All representations, warranties, covenants, agreements, undertakings, waivers and releases of Borrower contained herein shall survive until the Obligations are paid in full.

(h) Incorporation by Reference; Statement Required By Mo. Rev. Stat. Section 432.047. All of the terms, covenants and conditions of the Loan Documents are incorporated in, restated by, and made part of this Amendment by reference. Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrowers:

“Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the Loan Agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

[Remainder of Page Intentionally Left Blank]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BORROWER:		LENDER:

BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company		FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation

By:	/s/ Ronald L. Mapes	By:	/s/ Mary Ann Lemonds
	Chair, February 19, 2010		Mary Ann Lemonds, Vice President

Signature Page

CONSENT OF GUARANTOR

Renewable Energy Group, Inc., a Delaware corporation (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), those certain Guaranties dated as of May 9, 2008 and November 25, 2009 (the “Guaranties”) in which Guarantor guaranteed certain obligations of Borrower to Lender. The undersigned Guarantor does hereby consent to the terms of this Amendment and does hereby ratify and reaffirm the Guaranties as amended as of the date hereof, and agrees that the Guaranties shall remain in full force and effect in accordance with its terms as amended hereby. The undersigned Guarantor further agrees that its consent to this Amendment is not required, and that the Lender’s obtaining such consent shall in no way imply any requirement for obtaining such a consent in similar circumstances in the future.

Date: February 26, 2010

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Daniel J. Oh
Name:	Daniel J. Oh
Title:	President

CONSENT OF GUARANTOR

The Illinois Finance Authority (“Guarantor”), has executed in favor of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”), that certain Guaranty dated May 9, 2008 (the “Guaranty”) in which Guarantor guaranteed certain obligations of Borrower to Lender. Subject to the execution of that certain Confidentiality Agreement dated on or about the date hereof by Borrower and Guarantor, the undersigned Guarantor does hereby consent to the terms of the Loan Agreement as further amended by this Amendment and does hereby ratify and reaffirm the Guaranty as amended as of the date hereof, and agrees that the Guaranty shall remain in full force and effect in accordance with its terms as amended hereby.

Date: February 26, 2010

ILLINOIS FINANCE AUTHORITY

By:	/s/ Mary Ann Lemonds
Name:	Mary Ann Lemonds
Title:	Vice President

EXHIBIT G

QUARTERLY COMPLIANCE CERTIFICATE

            , 200

To:	FIFTH THIRD BANK (“Bank”)
8000 Maryland Ave., Ste. 1400
St. Louis, Missouri 63105

Re: Blackhawk Biofuels, LLC (“Borrower”)

Gentlemen:

1.	Representations and Warranties. Each of the representations and warranties set forth in Section 4 of the Loan Agreement by and between Borrower and Bank, dated as of May 9, 2008 (as amended, the “Loan Agreement”), are true and complete, except as set forth on Attachment 1 hereto.

2.	No Defaults. Except as set forth on Attachment 2, no Default or Event of Default (as defined in the Loan Agreement) exists as of the date hereof.

3.	Financial Covenants. Set forth below are calculations of the financial covenants required pursuant to Section 7.33 and Section 7.34 of the Credit Agreement. Calculation of the financial covenants set forth as (a), (b) and (c) below shall not be required until the respective time period in Sections 7.33(a), 7.33(b), and 7.33(c). The financial covenant calculations set forth below have been prepared and calculated in accordance with the terms and provisions of the Loan Agreement. Capitalized terms used and not defined in this Certificate shall have the meanings given to them in the Loan Agreement.

PERIOD COVERED: Quarter Ended

(a) Minimum Fixed Charge Coverage Ratio

Net Income

Plus: Interest Expense

Plus: Taxes

Plus: Depreciation Expense

Plus: Amortization Expense

Equals: EBITDA

Less: Taxes

Less: Dividends and Distributions

Less: Maintenance Capital Expenditures

Equals: Cash Available for Debt Service Requirements

Current Portion Long Term Debt - Prior Period

Plus: Interest Expense

Equals: Total Debt Service Requirements

Fixed Charge Coverage Ratio

Required Minimum Ratio*

In Compliance? (Yes/No):

* Minimum Required: 1.25 to 1.00

(b) Maximum Funded Debt to EBITDA Ratio

Total Funded Debt

EBITDA

Funded Debt Ratio

Required Maximum Ratio*

In Compliance? (Yes/No):

•	Maximum Required:

The Quarters Ending:	Required Ratio:
December 31, 2010 through September 30, 2011	5.0 to 1.0

December 31, 2011 through September 30, 2012	4.5 to 1.0

December 31, 2012 through September 30, 2013	4.0 to 1.0

December 31, 2013 through September 30, 2014	3.5 to 1.0

December 31, 2014 and thereafter	3.0 to 1.0

The Funded Debt to EBITDA Ratio shall be measured quarterly, on a rolling four-quarter basis.

(c) Minimum Required EBITDA.

January 1 and June 30, 2010 (minimum: $1,200,000)

In Compliance? (Yes/No):

(d) Maximum Capital Expenditures

Fiscal Year to date (Maximum: $300,000 per Fiscal Year)

In Compliance? (Yes/No):

The foregoing Compliance Certificate is true, correct and complete.

BLACKHAWK BIOFUELS, LLC,
a Delaware limited liability company

By:
Name:
Its: